Exhibit 10.44
AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (the “Amendment No. 3”), made and entered into this 23 day of February, 2021 and shall be effective as of February 1, 2021 (the “Effective Date”), by and between Pharmaceutical Product Development, LLC, a Delaware limited liability company (the “Company”), and David M. Johnston (the “Executive”).
WHEREAS, the Company, Executive and Parent (solely for purposes of certain sections thereof as set forth therein) are parties to that certain Employment Agreement dated as of May 22, 2013, as amended pursuant to Amendment No. 1 to the Employment Agreement dated as of December 15, 2016, Amendment No. 2 dated as of April 1, 2018, and as assigned to and assumed by Parent pursuant to the Assignment and Assumption Agreement, dated as of May 11, 2017, by and among Jaguar Holding Company I, Parent, the Company and Executive (such employment agreement, as amended, assigned and assumed, the “Employment Agreement”); and
WHEREAS, the parties desire to further amend the Employment Agreement as set forth herein.
NOW, THEREFORE, that for and in consideration of the foregoing recitals, the mutual promises, covenants and conditions contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.     Capitalized Terms. Capitalized terms used in this Amendment No. 3 and not defined herein shall have the meaning given to them in the Employment Agreement.
2.     Amendment. Effective as of the Effective Date,
a.    Section 1(c) of the Employment Agreement is deleted in its entirety and replaced in full by the following:
(c)    Position and Duties. Executive shall serve as the Executive Vice President, Clinical Development of the Company based in the Company’s Morrisville, North Carolina office, with such customary responsibilities, duties and authority normally associated with such position and as may from time to time be assigned to Executive by the Chief Operating Officer of the Company or the Board (as defined below). For clarity, Executive shall be responsible for the Company’s operational delivery and financial performance of the following organizations: (1) global clinical development; (2) accelerated enrollment solutions and (3) early development services. Executive shall devote substantially all of Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its subsidiaries and affiliates) and shall not engage in outside business activities (including serving on outside boards or committees) without the consent of the Board, provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations and (iii) serve on the board of directors of not-for-profit or tax-exempt charitable organizations, in each case, subject to Section 5 and the Proprietary Information Agreement (as defined below) and provided that such activities do not interfere with Executive’s performance of Executive’s

Exhibit 10.44
duties and responsibilities hereunder. The Executive agrees to observe and comply with the rules and policies of the Company and its affiliates as adopted from time to time, in each case as amended from time to time, as delivered or made available to Executive (each, a “Policy”).
b.    Section 2(a) is deleted in its entirety and replaced in full by the following:
(a)    Annual Base Salary. During the Term, Executive shall receive a base salary at a rate of $475,000 per annum (the “Annual Base Salary”), which shall be paid in accordance with the customary payroll practices of the Company. Such Annual Base Salary shall be reviewed and may be adjusted from time to time by the board of directors of the Company or an authorized committee thereof (in any case, the “Board”), provided that the Annual Base Salary may not be decreased without Executive’s consent.
c.    Section 2(b) of the Employment Agreement is deleted in its entirety and replaced in full by the following:
(b)    Bonus. During the Term, Executive will be eligible to participate in the Company’s Senior Executive Incentive Compensation Plan, as amended from time to time (the “SEICP”), or any successor plan. Executive’s annual bonus compensation under the SEICP shall be targeted at 75% of the Annual Base Salary (the “Target Bonus Amount”) and the annual bonus shall be based on the achievement of applicable Company and individual performance metrics set forth in or established under the SEICP. The payment of any bonus under this Section 2(b) (a “Bonus”) shall be subject to Executive’s continued employment with the Company through the date of payment; provided however that if Executive’s employment shall terminate (other than as a result of the Company’s termination of Executive’s employment for Cause pursuant to Section 3(a)(iii) or as a result of Executive’s resignation without Good Reason pursuant to Section 3(a)(vi) on or after January 1 of an applicable year, Executive shall be entitled to receive any earned but unpaid Bonus for the prior year pursuant to this Section 2(b).
3.     Entire Agreement. This Amendment No. 3 constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to the same.
4.     Binding Effect. The Employment Agreement, as herein amended, shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first above written.
PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC
By:    /s/ David Simmons
Name:    David Simmons
Title:    Chief Executive Officer

/s/ David M. Johnston
David M. Johnston

Consented and agreed to by Parent:

PPD, INC. formerly known as EAGLE HOLDING COMPANY I
By:    /s/ David Simmons
Name:    David Simmons
Title:    Chairman and Chief Executive Officer

    [Signature Page to Employment Agreement Amendment]